SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) September 17, 2007
S&T Bancorp, Inc. ____________________________________________________________ (Exact Name of Registrant as Specified in its Charter)
Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5.02 (c)- Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

James C. Miller, chairman and chief executive officer of S&T Bancorp, Inc, announced today that David L. Krieger was appointed a Director of S&T Bancorp, Inc. and S&T Bank at its regular Board of Directors meeting on September 17, 2007. Mr. Kreiger has a long and distinguished history with S&T. He joined S&T Bank in 1984 and is currently Senior Executive Vice President, and plans to retire from that position on December 31, 2007.

Item 9.01 - Financial Statements and Exhibits (c) Exhibits (99) Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.
September 17, 2007	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Senior Executive Vice President, Chief Financial Officer and Secretary